Exhibit 10.1

Memorandum

U.S. dollar lender (hereinafter referred to as "Party A"): Friend Sourcing Ltd, Hong Kong Business Registration Certificate Number: 69815975

U.S. dollar borrower (hereinafter referred to as Party B): Hong Kong Takung Art Co., Ltd., Hong Kong Business Registration Certificate Number: 60371506

Renminbi lender (hereinafter referred to as Party C): Takung Cultural Development (Tianjin) Co., Ltd., a registered company in the People's Republic of China, registration number: 500500229308

Renminbi borrower (hereinafter referred to as Party D): Chongqing Aoge Import and Export Co., Ltd., a registered company in the People's Republic of China, registration number: 120118400006257

Given:

1.	Party A and Party B signed a loan contract with the equivalent of RMB 14,000,000 in USD on September 20, 2019

2.	Party C and Party D signed a loan contract with the equivalent of RMB 14,000,000 in USD on September 20, 2019

3.	The current loan contract has expired, and Party A and Party D do not consider extending the extension in their name due to commercial reasons.

4.	Party A and Party D need extra time to deal with the transfer of claims and debts

5.	Party A, Party B, Party C and Party D reached a consensus to extend the settlement of related claims and debts without additional conditions until July 30, 2021.

6.	Disputes arising from this agreement shall be submitted to a court with jurisdiction in Hong Kong for settlement through litigation.

Party A: Friend Sourcing Ltd	Party B: Hong Kong Takung Art Co., Ltd.

(Stamp)	(Stamp)

Party C: Takung Cultural Development (Tianjin) Co., Ltd.	Party D: Chongqing Aoge Import and Export Co., Ltd.

(Stamp)	(Stamp)